Exhibit A

Agreement of Joint Filing

                Pursuant to 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby confirm the agreement by and among them to join in the filing on behalf of each of them of a Statement on Schedule 13G/A and any and all amendments thereto, and that this Agreement be included as an Exhibit to such filing.

                        This Agreement may be executed in any number of counterparts each of which shall be deemd to be an original and all of which together shall be deemed to constitute one and the same Agreement.

                         IN WITNESS WHEREOF, the undersigned have executed this Agreement.

Dated as of April 2, 2009	NV North American Opportunity Fund By: Millennium Group LLC By: ——————————————— Trent Stedman, Sole Member*

Dated as of April 2, 2009	Millennium Group LLC By: ——————————————— Trent Stedman, Member*

Dated as of April 2, 2009	Highland Park Partners Fund LP By: HPP GP LLC By: ——————————————— Trent Stedman, Sole Member*

Dated as of April 2, 2009	HPP GP LLC By: ——————————————— Trent Stedman, Sole Member*

Dated as of April 2, 2009	By: ——————————————— Trent Stedman*

Dated as of April 2, 2009	By: ——————————————— *Barton Aronson, as attorney-in-fact pursuant to power of attorney dated 4/2/09